UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2009

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-147828	71-1018770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10511 East Central, Wichita, KS	67206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (316) 676-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (together, the “Company”) announced today that the Company has commenced an offer to purchase a portion of its outstanding 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017 and 8.5% Senior Fixed Rate Notes due 2015 for an aggregate purchase price of up to $100 million, not including any accrued and unpaid interest, (the “Maximum Tender Amount”) in cash. The Company reserves the right to increase the Maximum Tender Amount for the Securities at any time, which could result in purchasing a greater principal amount of Securities in the offer. The tender offer will expire at 12:00 midnight, New York City time, on Tuesday, June 2, 2009, unless extended by the Company.

A copy of the Company’s press release announcing the tender offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By:	/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: May 5, 2009